UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 10, 2014, Trail Creek Apartments, LLC ("Seller"), a wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC OP"), entered into a Purchase and Sale Agreement (the "Sale Agreement") with Optio, Inc. ("Purchaser") to sell a fee simple interest in its 300-unit townhome community know as Trail Creek Apartments on approximately 27.11 acres in Hampton, Virginia ("Trail Creek") for a sale price of $46.0 million, including approximately $28.1 million in debt that currently encumbers Trail Creek (the "Assumed Debt") that will be assumed by Purchaser (the "Loan Assumption"), but excluding closing costs. Preferred Apartment Communities, Inc. (the "Company") is the sole general partner and the owner of an approximately 98% interest in PAC OP.

The material terms of the Sale Agreement provide for: (i) a due diligence period that expires on March 19, 2014 (the "Inspection Date"); (ii) the right of Purchaser to terminate the Sale Agreement if the lender (the "Lender") of the Assumed Debt has not consented to the Loan Assumption by March 24, 2014 (the "Finance Period"), subject to Purchaser having the option to extend the Finance Period to April 7, 2014; and (iii) a closing date to occur on or before March 28, 2014, unless: (a) Purchaser exercises its option to extend the closing date to April 7, 2014 in connection with an extension of the Finance Period, (b) the closing date is extended to accommodate any specific longer timing requirements beyond April 7, 2014 imposed by Lender to consummate the Loan Assumption, which extension shall not extend beyond May 7, 2014 without Seller’s written consent or (c) the parties mutually agree otherwise. Purchaser will provide an earnest money deposit of $250,000 within two business days following March 10, 2014 and, if Seller has received Purchaser's election to proceed with the acquisition of Trail Creek under the Sale Agreement, a second earnest money deposit of $250,000 one business day following the Inspection Date.

The Sale Agreement also contains additional covenants, representations, warranties and conditions that are customary of real estate purchase and sale agreements. Therefore, the Company can give no assurance that the transaction will be consummated.

The foregoing description of the Sale Agreement is qualified in its entirety by reference to the Sale Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

10.1	Purchase and Sale Agreement between Trail Creek Apartments, LLC and Optio, Inc. dated as of March 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: March 11, 2014	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer